Exhibit (o)(2)

POWER OF ATTORNEY

The undersigned, Christopher Berarducci, hereby constitutes and appoints Robert DuCharme his true and lawful attorney-in-fact and agent, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable each trust listed in Schedule A hereto (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the registration statement of such Trust specified in Schedule A hereto (or, in the case of Master Portfolio Trust, the registration statements of such other Trusts as are specified therein), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Principal Financial Officer and/or in his capacity as any other officer of such Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

All past acts of such attorney-in-fact and agent in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

WITNESS my hand on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned as of the date indicated.

/s/ Christopher Berarducci	September 30, 2019
Christopher Berarducci

Schedule A

to

Power of Attorney

Name of Trust	Registration Statement
Legg Mason Partners Income Trust	Securities Act File No. 2-96408*
Legg Mason Partners Institutional Trust	Securities Act File No. 33-49552*
Legg Mason Partners Money Market Trust	Securities Act File No. 2-91556*
Legg Mason Partners Premium Money Market Trust	Securities Act File No. 33-28844*
Legg Mason Partners Variable Income Trust	Securities Act File No. 33-40603
Master Portfolio Trust	Each registration statement above marked with an asterisk